FORM 8K	File:20041108-FY05Q3

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) : November 5, 2004

RICHARDSON ELECTRONICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-12906	36-2096643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

40W267 Keslinger Road, P.O. Box 393, LaFox, Illinois		60147-0393
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(630) 208-2200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

For Immediate Release

For Details, Please Contact:
Ed Richardson	Dario Sacomani
Chairman and Chief Exective Officer Richardson Electronics, Ltd.	Senior Vice President and Chief Financial Officer Richardson Electronics, Ltd.
Phone: (630)208-2340 E-mail: info@rell.com
Richardson Announces New Credit Facility

LaFox, IL, Friday November 5, 2004:  Richardson Electronics, Ltd. (NASDAQ: RELL) today announced that it has successfully negotiated a new $109 million secured revolving credit facility with its current lending group.

The new five-year credit facility replaces existing credit lines and adds an accordion feature that can increase the credit line by up to an additional $25 million. The new agreement includes lowered interest rate spreads, relaxed leverage and coverage ratios, and increased borrowing base advance rates than the prior agreement. In addition, the Company can apply up to $38 million of the credit line towards the redemption and/or repayment of existing convertible debentures. The facility is principally secured by the company's trade receivables and inventory. Terms of the agreement can be found in the company's 8-K filing with the Securities and Exchange Commission.

Dario Sacomani, Senior Vice President and Chief Financial Officer, said, "We are pleased to extend the relationship with our lending group. Many aspects of the credit facility have been improved which provides increased financial flexibility to support our growth strategies and efforts to increase financial return."

This release includes certain "forward-looking" statements as defined by the SEC. Statements in this press release regarding the Company's business which are not historical facts represent "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's annual report on form 10-K. The Company assumes no responsibility to update the forward-looking statements in this release as a result of new information, future events, or otherwise.

About Richardson Electronics

Richardson Electronics, Ltd. is a global provider of “engineered solutions,” serving the RF and wireless communications, industrial power conversion, security and display systems markets. The Company delivers engineered solutions for its customers’ needs through product manufacturing, systems integration, prototype design and manufacture, testing and logistics. Press announcements and other information about Richardson are available on the World Wide Web at http://www.rell.com/investor.asp.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICHARDSON ELECTRONICS, LTD.
Date: November 5, 2004	By: /s/ DARIO SACROMANI
Name: Dario Sacromani Title: Senior Vice President and Chief Financial Officer